  Exhibit 99.1

Dynatronics Corporation Schedules Conference Call and Webcast
to Report Results for Third Quarter of Fiscal Year 2021

EAGAN, MN / ACCESSWIRE / April 29, 2021 / Dynatronics Corporation (NASDAQ:DYNT), a leading manufacturer of athletic training, physical therapy, and rehabilitation products, today announced that the company will release financial results for its fiscal third quarter period ended March 31, 2021 on Thursday, May 13, 2021 before the market opens.

The company will subsequently hold a conference call and webcast, consisting of prepared remarks by management with accompanied slide presentation and a question-and-answer session with analysts, at 8:30 AM ET on Thursday, May 13, 2021 to review its fiscal year 2021 third quarter results.

Interested persons may access the live conference call by dialing 888-506-0062 (U.S./Canada callers) or 973-528-0011 (international callers), using passcode 582571. It is recommended that participants call or login 10 minutes ahead of the scheduled start time to ensure proper connection. An audio replay will be available one hour after the live call until Midnight on May 20, 2021, by dialing 877-481-4010, using passcode 41100.

The live webcast and slide presentation can be accessed on the company’s Investor webpage under the Events & Presentations tab at https://irdirect.net/DYNT/corporate_document/1982. The webcast will be archived on the website for future viewing.

About Dynatronics Corporation

Dynatronics Corporation is a leading medical device company committed to providing high-quality restorative products designed to accelerate achieving optimal health. The company designs, manufactures, and sells a broad range of products for clinical use in physical therapy, rehabilitation, pain management, and athletic training. Through its distribution channels, Dynatronics markets and sells to orthopedists, physical therapists, chiropractors, athletic trainers, sports medicine practitioners, clinics, hospitals, and consumers. The company's products are marketed under a portfolio of high-quality, well-known industry brands including Bird & Cronin®, Dynatron Solaris®, Hausmann™, Physician's Choice®, and PROTEAM™, among others. More information is available at www.dynatronics.com.

Investor Contacts:

Dynatronics Corporation
Investor Relations
Skyler Black
(801) 676-7201
skyler.black@dynatronics.com

Darrow Associates
Peter Seltzberg, Managing Director
(516) 419-9915
pseltzberg@darrowir.com

For additional information, please visit: www.dynatronics.com.

Connect with Dynatronics on LinkedIn.

SOURCE: Dynatronics Corporation